UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2012

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel	L3 78100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 16, 2012, Integrity Applications, Inc. (the “Company”) submitted its CE Mark Technical File to its European notified body, DEKRA Certification B.V. (the “Notified Body), in connection with its application to obtain CE Mark approval for its GlucoTrack® DF-F model non-invasive glucose monitoring device.  The Company will be required to submit additional information to the Notified Body in connection with its CE Mark application, including clinical evaluation data.  If (i) the Company completes the submission of the clinical evaluation data and any other information requested by the Notified Body, (ii) the Notified Body accepts the Company’s Technical File as satisfactory and (iii) the audits of the Company’s facilities, quality system and manufacturing process are completed to the satisfaction of the Notified Body, the Company would expect to receive CE Mark approval for the GlucoTrack DF-F glucose monitoring device and an ISO 13485:2003 quality system certificate as early as the end of the first quarter of 2013 under the present timeline.

The CE Mark is an indication that a medical device complies with the essential requirements of the Medical Devices Directive (93/42/EEC and 2007/47/EC) (the “MDD”) and that the device has been subjected to conformity assessment procedures.  Receipt of the CE Mark will allow the Company to market and sell the GlucoTrack DF-F glucose monitoring device in EU member countries that have adopted the MDD without being subject to additional national regulations with regard to demonstration of performance and safety (although certain EU member countries may request or require additional performance and/or safety data from time to time, on a case-by case basis).  The CE mark also permits the sale in countries that have an MDD Mutual Recognition Agreement (“MRA”) with the EU.  There can be no assurance that the Company will receive CE Mark approval for the GlucoTrack DF-F glucose monitoring device in a timely manner or at all due to, among other things, (i) the Notified Body’s determination that the Company failed to submit the required clinical evaluation data and other information requested by the Notified Body in a timely manner or at all, (ii) the Notified Body’s rejection of the Company’s Technical File, (iii) negative results from the audits of the Company’s facilities, quality system and/or manufacturing process and (iv) the other risk factors described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report for the fiscal year ended December 31, 2011 and its Quarterly Reports for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2012

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer